As filed with the Securities and Exchange Commission on December 9, 2019

Form S-8 Registration No. 333-224422

Form S-8 Registration No. 333-195483

Form S-8 Registration No. 333-177999

Form S-8 Registration No. 333-158866

Form S-8 Registration No. 333-150505

Form S-8 Registration No. 333-127402

Form S-8 Registration No. 333-118963

Form S-8 Registration No. 333-114625

Form S-8 Registration No. 333-106638

Form S-8 Registration No. 333-43348

Form S-8 Registration No. 333-91521

Form S-8 Registration No. 333-69331

Form S-8 Registration No. 333-50719

Form S-8 Registration No. 033-58723

Form S-8 Registration No. 033-58338

Form S-8 Registration No. 033-28250

Form S-8 Registration No. 033-18592

Form S-8 Registration No. 033-18518

Form S-8 Registration No. 033-5317

Form S-4 Registration No. 333-147874

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration No. 333-224422

Form S-8 Registration No. 333-195483

Form S-8 Registration No. 333-177999

Form S-8 Registration No. 333-158866

Form S-8 Registration No. 333-150505

Form S-8 Registration No. 333-127402

Form S-8 Registration No. 333-118963

Form S-8 Registration No. 333-114625

Form S-8 Registration No. 333-106638

Form S-8 Registration No. 333-43348

Form S-8 Registration No. 333-91521

Form S-8 Registration No. 333-69331

Form S-8 Registration No. 333-50719

Form S-8 Registration No. 033-58723

Form S-8 Registration No. 033-58338

Form S-8 Registration No. 033-28250

Form S-8 Registration No. 033-5317

Form S-8 Registration No. 033-18592

Form S-8 Registration No. 033-18518

POST-EFFECTIVE AMENDMENT NO. 2

TO

Form S-8 to Form S-4

Registration Statement No. 333-147874

UNDER

THE SECURITIES ACT OF 1933

SunTrust Banks, Inc.

(Exact Name of Registrant as Specified in its Charter)

Georgia	58-1575035
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

303 Peachtree Street, N.E. Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

SunTrust Banks, Inc. 2018 Omnibus Incentive Compensation Plan

SunTrust Banks, Inc. Deferred Compensation Plan

SunTrust Banks, Inc. Phantom Stock Plan

Amended and Restated SunTrust Banks, Inc. 2009 Stock Plan

GB&T Bancshares, Inc. Stock Option Plan of 1997

GB&T Bancshares, Inc. 2007 Omnibus Long-Term Incentive Plan

SunTrust Banks, Inc. 2004 Stock Plan

AMA/Lighthouse, Inc. 2002 Stock Option Plan

National Commerce Financial Corporation 2003 Stock and Incentive Plan

Piedmont Bancorp, Inc. Stock Option Plan

Amended and Restated Salem Trust Bank 1986 Incentive Stock Option Plan

1995 Directors Performance Plan of American Federal Bank, FSB

National Commerce Financial Corporation Amended and Restated Long Term Incentive Plan

American Federal Bank, FSB Amended and Restated 1988 Stock Option and Incentive Plan

Stone Street Bancorp, Inc. Stock Option Plan

SouthBanc Shares, Inc. 1998 Stock Option Plan

SouthBanc Shares, Inc. 2001 Stock Option Plan

National Commerce Bancorporation 1994 Stock Plan as Amended and Restated Effective November 1, 1996 and Further Amended by Amendment No. 1 Effective as of July 1, 1998 and Amendment No. 2 Effective as of June 29, 2000

National Commerce Financial Corporation Investment Plan

Perpetual Bank, A Federal Savings Bank 1997 Stock Option Plan

SouthBanc Shares, Inc. Employees’ Savings & Profit Sharing Plan

Perpetual Bank, A Federal Savings Bank Employee Stock Ownership Plan

Lighthouse Mortgage Corporation 1994 Stock Option Plan

SunTrust Banks, Inc. 2000 Stock Plan

Equitable Securities Corporation Profit Sharing Plan

Crestar Financial Corporation 1993 Stock Incentive Plan

1981 Stock Option Plan of Crestar Financial Corporation and Affiliated Corporations

Crestar/ANB Stock Option Plan

Crestar/Citizens Stock Option Plan

Crestar Financial Corporation Loyola – 1986 Stock Option Plan

Crestar Employees’ Thrift and Profit Sharing Plan

Crestar Merger Plan for Transferred Employees

Crestar Financial Corporation Directors’ Equity Plan

Equitable Securities Corporation Employee Stock Bonus Plan

SunTrust Banks, Inc. 1995 Executive Stock Plan

HomeTrust Bank of Georgia Incentive Stock Option Plan

SunTrust Banks, Inc. Executive Stock Plan

Sun Banks, Inc. SunShare Plan

Trust Company of Georgia Incentive Compensation Plan

SunTrust Banks, Inc. 1986 Stock Option Plan

(Full titles of the plans)

Ellen M. Fitzsimmons

Corporate Executive Vice President, General Counsel and Corporate Secretary

SunTrust Banks, Inc.

303 Peachtree Street, N.E.

Atlanta, Georgia 30308

(800) 786-8787

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), in each case filed with the Securities and Exchange Commission (the “SEC”) by SunTrust Banks, Inc. (the “Registrant”):

•

Registration Statement No. 333-224422, filed with the SEC on April 24, 2018, pertaining to the registration of 20,247,840 shares of common stock, par value $1.00 per share, issuable pursuant to the SunTrust Banks, Inc. 2018 Omnibus Incentive Compensation Plan;

•

Registration Statement No. 333-195483, filed with the SEC on April 25, 2014, pertaining to the registration of deferred compensation obligations of the Registrant pursuant to the SunTrust Banks, Inc. Deferred Compensation Plan and the SunTrust Banks, Inc. Phantom Stock Plan;

•

Registration Statement No. 333-177999, filed with the SEC on November 15, 2011, pertaining to the registration of 12,000,000 shares of common stock, par value $1.00 per share, issuable pursuant to the Amended and Restated SunTrust Banks, Inc. 2009 Stock Plan;

•

Registration Statement No. 333-158866, filed with the SEC on April 28, 2009, pertaining to the registration of 9,301,123 shares of common stock, par value $1.00 per share, issuable pursuant to the SunTrust Banks, Inc. 2009 Stock Plan;

•

Registration Statement on Form S-4, No. 333-147874, filed with the SEC on December 7, 2007, and Post-Effective Amendment No. 1 thereto on Form S-8, filed with the SEC on May 1, 2008, pertaining to the registration of 106,652 shares of common stock, par value $1.00 per share, issuable pursuant to the GB&T Bancshares, Inc. Stock Option Plan of 1997 and the GB&T Bancshares, Inc. 2007 Omnibus Long-Term Incentive Plan;

•

Registration Statement No. 333-150505, filed with the SEC on April 29, 2008, pertaining to the registration of 5,000,000 shares of common stock, par value $1.00 per share, issuable pursuant to the SunTrust Banks, Inc. 2004 Stock Plan;

•

Registration Statement No. 333-127402, filed with the SEC on August 10, 2005, pertaining to the registration of 750,000 shares of common stock, par value $1.00 per share, issuable pursuant to the AMA/Lighthouse, Inc. 2002 Stock Option Plan;

•

Registration Statement No. 333-118963, filed with the SEC on September 14, 2004, pertaining to the registration of 12,000,000 shares of common stock, par value $1.00 per share, issuable pursuant to the following plans: National Commerce Financial Corporation 2003 Stock and Incentive Plan; Piedmont Bancorp, Inc. Stock Option Plan; Amended and Restated Salem Trust Bank 1986 Incentive Stock Option Plan; 1995 Directors Performance Plan of American Federal Bank, FSB; National Commerce Financial Corporation Amended and Restated Long Term Incentive Plan; American Federal Bank, FSB Amended and Restated 1988 Stock Option and Incentive Plan; Stone Street Bancorp, Inc. Stock Option Plan; SouthBanc Shares, Inc. 1998 Stock Option Plan; SouthBanc Shares, Inc. 2001 Stock Option Plan; National Commerce Bancorporation 1994 Stock Plan as Amended and Restated Effective November 1, 1996 and Further Amended by Amendment No. 1 Effective as of July 1, 1998 and Amendment No. 2 Effective as of June 29, 2000; National Commerce Financial Corporation Investment Plan; Perpetual Bank, A Federal Savings Bank 1997 Stock Option Plan; SouthBanc Shares, Inc. Employees’ Savings & Profit Sharing Plan; and Perpetual Bank, A Federal Savings Bank Employee Stock Ownership Plan;

•

Registration Statement No. 333-114625, filed with the SEC on April 20, 2004, pertaining to the registration of 14,536,681 shares of common stock, par value $1.00 per share, issuable pursuant to the SunTrust Banks, Inc. 2004 Stock Plan;

•

Registration Statement No. 333-106638, filed with the SEC on June 30, 2003, pertaining to the registration of 200,000 shares of common stock, par value $1.00 per share, issuable pursuant to the Lighthouse Mortgage Corporation 1994 Stock Option Plan;

•

Registration Statement No. 333-43348, filed with the SEC on August 9, 2000, pertaining to the registration of 14,000,000 shares of common stock, par value $1.00 per share, issuable pursuant to the SunTrust Banks, Inc. 2000 Stock Plan;

•

Registration Statement No. 333-91521, filed with the SEC on November 23, 1999, pertaining to the registration of 400,000 shares of common stock, par value $1.00 per share, issuable pursuant to the Equitable Securities Corporation Profit Sharing Plan;

•

Registration Statement No. 333-69331, filed with the SEC on December 21, 1998, pertaining to the registration of 3,444,960 shares of common stock, par value $1.00 per share, issuable pursuant to the Crestar Financial Corporation 1993 Stock Incentive Plan; 1981 Stock Option Plan of Crestar Financial Corporation and Affiliated Corporations; Crestar/ANB Stock Option Plan; Crestar/Citizens Stock Option Plan; Crestar Financial Corporation Loyola – 1986 Stock Option Plan; Crestar Employees’ Thrift and Profit Sharing Plan; Crestar Merger Plan for Transferred Employees; and Crestar Financial Corporation Directors’ Equity Plan;

•

Registration Statement No. 333-50719, filed with the SEC on April 22, 1998, pertaining to the registration of 92,769 shares of common stock, par value $1.00 per share, issuable pursuant to the Equitable Securities Corporation Employee Stock Bonus Plan;

•

Registration Statement No. 033-58723, filed with the SEC on April 20, 1995, pertaining to the registration of 5,000,000 shares of common stock, par value $1.00 per share, issuable pursuant to the SunTrust Banks, Inc. 1995 Executive Stock Plan;

•

Registration Statement No. 033-58338, filed with the SEC on February 10, 1993, pertaining to the registration of 22,458 shares of common stock, par value $1.00 per share, issuable pursuant to the HomeTrust Bank of Georgia Incentive Stock Option Plan;

•

Registration Statement No. 033-28250, filed with the SEC on April 19, 1989, pertaining to the registration of 3,000,000 shares of common stock, par value $1.00 per share, issuable pursuant to the SunTrust Banks, Inc. Executive Stock Plan;

•

Registration Statement No. 033-18592, filed with the SEC on November 17, 1987, as amended by Pre-Effective Amendment No. 1 filed on December 1, 1987, pertaining to the registration of 5,000,000 shares of common stock, par value $1.00 per share, and participation interests, in each case issuable pursuant to the Sun Banks, Inc. SunShare Plan;

•

Registration Statement No. 033-18518, filed with the SEC on November 13, 1987, as amended by Pre-Effective Amendment No. 1 filed on December 2, 1987, pertaining to the registration of 1,100,000 shares of common stock, par value $1.00 per share, and participation interests, in each case issuable pursuant to the Trust Company of Georgia Incentive Compensation Plan; and

•

Registration Statement No. 033-5317, filed with the SEC on April 30, 1986, pertaining to the registration of 2,500,000 shares of common stock, par value $1.00 per share, issuable pursuant to the SunTrust Banks, Inc. 1986 Stock Option Plan.

On December 6, 2019, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 7, 2019 and amended as of June 14, 2019, by and between the Registrant and BB&T Corporation (“BB&T”), the Registrant merged with and into BB&T (the “Merger”), with BB&T continuing as the surviving entity and renamed Truist Financial Corporation in connection with the Merger.

In connection with the Merger, the Registrant has terminated all offerings of the Registrant’s securities pursuant to the above-referenced Registration Statements. Accordingly, pursuant to the undertakings contained in such Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered that remain unsold at the termination of the offerings, the Registrant is filing this post-effective amendment to the Registration Statements to deregister, and does hereby remove from registration, all the securities of the Registrant registered under such Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on December 9, 2019.

SUNTRUST BANKS, INC.

By:	/s/ Ellen M. Fitzsimmons
Name:	Ellen M. Fitzsimmons
Title:	Corporate Executive Vice President, General Counsel and Corporate Secretary

*	Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statements.